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                               BALDWIN & LYONS, INC.

                               FORM 10-Q, EXHIBIT 11

                         COMPUTATION OF EARNINGS PER SHARE

                                                 THREE MONTHS ENDED
                                                      MARCH 31
                                           -----------------------------
                                                 2001           2000
                                            -------------- --------------
BASIC:
   Average number of shares
      Outstanding                              12,174,325     13,051,391
                                             ============   ============

      Net Income                              $ 7,175,941    $ 6,275,559
                                             ============   ============

      Per share amount                            $   .59        $   .48
                                             ============   ============


DILUTED:
   Average number of shares
      Outstanding                              12,174,325     13,051,391
                                             ============   ============
   Dilutive stock options--based on
      treasury stock method using
      average market price                         80,279         96,897
                                             ============   ============

      Totals                                   12,254,604     13,148,288
                                             ============   ============

      Net Income                              $ 7,175,941    $ 6,275,559
                                             ============   ============

      Per share amount                            $   .59        $   .48
                                             ============   ============

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